Exhibit 99.(c)(ii)

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission, because it is (i) not material and (ii) would be competitively harmful if publicly disclosed. Omitted portions are indicated in this presentations with redactions. Confidential treatment has been requested with respect to this omitted information. Morgan Stanley Valuation Materials Underlying Fairness Opinion Project Annie June 25, 2021 Confidential Draft - Subject to Revision

Morgan Stanley

Confidential Draft – Subject to Revision

Overview of Thoma Bravo Proposal

Summary of Proposal [1]

Key Terms	Description
Price	• $87.50 per share
Form of Consideration	• All cash; equivalent Merger Consideration for Class A Common Stock and Class B Common Stock
Announcement Timing	• Announce transaction [on or before June 30]
Treatment of Equity Compensation Awards	• Vested SARs, RSUs, and PSUs are cashed-out • Unvested SARs, RSUs, and PSUs are assumed by the buyer and paid out in cash at the transaction price according to existing vesting schedule
Rollover Shares	• [TBU – up to $300mm]
Financing	• Debt and equity commitment letters, with limited guaranty by Thoma Bravo fund
Certain Conditions to Close	• Stockholder approval • No injunctions or restraints • Regulatory approval • Accuracy of reps and warranties subject to customary materiality standards • Absence of a Material Adverse Effect, subject to customary exceptions
Termination Right	• Customary termination rights, including to accept "superior proposal" subject to payment by Company of a termination fee (see below)
Termination Fee	• [Parent liability limitation to be an amount equal to Parent Termination Fee] • [Parent Termination Fee to be an amount equal to 5.0% of the Company's equity value] • [Company Termination Fee to be an amount equal to 3.25% of the Company's equity value]

Transaction Summary

$MM, except per share prices and where noted

	Metric	Current 6/24/2021 [4]	Final Proposal 6/18/2021
Share Price ($)		**$73.63**	**$87.50**
(x) Fully Diluted Shares (MM)		22.3	22.3
Fully Diluted Equity Value		**$1,640**	**$1,954**
(+) Debt		15	15
(-) Cash		(153)	(153)
Fully Diluted Aggregate Value		**$1,501**	**$1,816**
Revenue Multiple	**Metric**		
CY2021E Street Case	$335	4.5x	5.4x
CY2021E Management Case	$336	4.5x	5.4x
Revenue Multiple			
CY2022E Street Case	$363	4.1x	5.0x
CY2022E Management Case	$373	4.0x	4.9x
Implied Price Premia [4]			
Premium to Current	$73.63		19%
Premium to 30-Day Average	$71.82		22%
Premium to 90-Day Average	$70.36		24%
Premium to LTM High	$79.00		11%
Premium to 1-year Average	$57.42		52%

Notes
1. Provided herein is a brief summary of complex provisions. Counsel to the Special Committee to provide a full review of Merger Agreement and related documents. This summary is of only certain selected proposed transaction terms as set forth in the draft Merger Agreement, dated as of June [], 2021 and is not intended to be a complete description of the transaction terms. Terms may change due to ongoing negotiations.
2. Market data as of 6/24/2021
3. Annie's FY(Jan) treated as CY(Dec) of previous year (e.g. FY22(Jan) = CY21(Dec))
4. Current Price reflects Class A share price; Equity Value calculation applies one share price to all Class A and Class B shares; current Equity Value applies current Class A share price to all Class A and Class B shares
5. Common shares outstanding as of 5/31/2021 per FQ1'22 10-Q; RSUs, PSUs, and SARs outstanding as of 6/9/2021 per Company management; cash and debt balances as of 4/30/2021 per FQ1'22 10-Q (debt balance includes note payable for FTZ Corp acquisition); cash balance excludes impact from dividend declared on 6/22/2021 and payable on 7/13/2021
6. Management Case received from Company on 4/6/2021; Street Case calculated as mean of broker estimates as of 6/24/2021

PROJECT ANNIE

2

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission, because it is (i) not material and (ii) would be competitively harmful if publidy disclosed. Omitted portions are indicated in this presentations with redactions. Confidential treatment has been requested with respect to this omitted information. Morgan Stanley Snapshot of Process Considered I - -- El - I THOMABRAVO - Contacted - Engaged - I THOMABRAVO ------------ - Passed/Dropped Note Greyscale logos indicate partner has proceeded to next stage of funnel or dropped/passed PROJECT ANNIE Confidential Draft - Subject to Revision - Proposals Received - II THOMABRAVO - - - - - 3

Morgan Stanley Annie Share Price Performance Last 18 Months Annie Share Price Performance Last 18 Months $90 Final Proposal: $87.50 $80 $70 $60 $53.68 5/27/2020 FQ1 2021 earnings - Revenue in-line with street - Subscription revenue slightly below guidance - Significant EBT miss vs. street 3/18/2020 FQ4 2020 earnings $50 $40 $30 $20 Dec-19 - Revenue in-line with street - 3% subscription revenue miss vs. guidance - S91ificant EBT beat vs. street Mar-20 Source: Capital IQ, Company Filings, Press Releases Notes 1. Mar1<et data as of 6/24/2021 PROJECT ANNIE Jun-20 11/24/2020 FQ3 2021 earnings - 3% revenue beat vs. street - 4 % subscription revenue beat vs. guidance - Si!Jiificant EBT beat vs. street 8/2612020 FQ2 2021 earnings - 1% revenue beat vs. street - Subscription revenue in-line with guidance - Significant EBT beat vs. street Sep-20 Confidential Draft - Subject to Revision Annie Class A Share Price Trading Statistics Last 30 Days Last 90 Days Last 1 Year Last 18 Months High Average Median $79.00 $71 .82 $72.68 $79.00 $70.36 $70.86 $79.00 $57.42 $62.42 $79.00 $53.36 $49.49 4/7/2021 Announcement of FTZ Acquisition 5126/2021 FQ1 2022 earnings - 5% revenue beat vs. street - 25% EBITDA beat vs. street Low $63.86 $59.98 $38.98 $30.31 3/24/2021 FQ4 2021 earnings - 6% revenue beat vs. street - 19% subscription revenue growth YoY - 17% EBITDA beat vs. street - 6% subs01'.)tion revenue growth YoY Dec-20 Mar-21 Jun-21 - Class A Share Price - Class B Share Price Class A Volume 4

Morgan Stanley Indexed Share Price Performance Last 18 Months Indexed Share Price Performance Indexed to 12/24/2019 100% 80% 60% 40% 20% 0% (20%) (40%) (60%) Dec-19 Source: Capital IQ Notes Feb-20 Apr-20 Jun-20 Jul-20 Sep-20 Nov-20 Jan-21 Feb-21 Confidential Draft - Subject to Revision Apr-21 Jun-21 1. Mar1<et data as of 6/24/2021; Indexed to 12/24/2019 2. Annie price performance represents price of Class A shares 3. ERP Business Model Peers consist of Oracle, SAP, Sage - Annie - Global Supply Chain Peers 4. Financial Profile Peers consist of Alarm.com, GoDaddy, Zuora, New Relic, Vonage, Teradata, Yext, Box, 8x8, Vertex 5. Global Supply Chain Peers consist of Manhattan, Descartes, Kinaxis, E20pen, SPS - ERP Business Model Peers - Flnancial Profile Peers - NASDAQ Composite PROJECT ANNIE 5

Morgan Stanley Confidential Draft - Subject to Revision Software Multiples Are at All Time Highs, Despite Recent Volatility Company AV/ NTM Rev To~ 10 Software Snowflake 73.9x Zscaler 58.Gx Bill.com 56.Sx Cloudflare 48.3x CrowdStrike 38.1x Shopify 37.7x Datadog 33.4x Atlassian 29.3x MongoDB 28.Sx Okta 27.4x Median 37.9x Average 43.2x PROJECT ANNIE AV/ NTM Revenue Multiple 70x 60x 55.1x 50x 40x 30x 20x 12.6x 10x - / fl - - 0~ 68X _,_,-....._,,_..._.,w::t::'_ - - 3. 2x ...,.... - _ -I' 4:5xl2l ...:uaJ Ox ~~~~~~~~~~~~~~~~~~~~~~~~~~~~~ ~,~~,~~,~~,~~,~~,~~,~~,~~,~~, - All Software - Top 5 Software - Annie - - Average of All Software (1998 - 2014) - Average of All Software (2014 - ) Notes 1. Mar1<et data and Thomson Consensus estimates as of 6/24/2021 2. Annie revenue multiple performance based on Class A shares 3. Annie metrics reflect multiples based on Thomson consensus estimates 4. AV/ Revenue multiple represents the average of the highest 5 and all AV/ NTM Revenue multiples on a given day. Exdudes Symantec for some periods due to distortionary effects 6

Morgan Stanley Annie Historical AV/ NTM Revenue Multiples Last 3-Years 5.Sx 5.0x 4.Sx 4.0x 3.Sx 3.0x 2.Sx 2.0x 1.Sx 1.0x Jun-18 Sep-18 Dec-18 Source: Capital IQ, Thomson Consensus Estimates Notes 1. Mar1<et data as of 6/24/2021 Mar-19 2. Annie revenue multiple performance based on Class A shares PROJECT ANNIE Jun-19 Sep-19 Dec-19 Mar-20 Spot 30-0 90-0 180-0 1-Yr 2-Yr 3-Yr Jun-20 Average 4.5x 4.4x 4.4x 4.4x 3.6x 3.1x 3.0x Sep-20 Confidential Draft - Subject to Revision 0-0: 4.4x 180-0: 4.4x ------------- 1-Yr: 3.6x 2-Yr: 3.1x ------------- 3-Yr: 3.0x Dec-20 Mar-21 Jun-21 7

Morgan Stanley

Confidential Draft – Subject to Revision

Annie Valuation Matrix

$MM unless noted otherwise

	Price [3]	Premium to: Current	Premium to: 30-Day Avg.	Premium to: LTM High	Premium to: 1-year Avg.	Equity Value	Agg. Value	Street Case AV / Revenue CY21E	Street Case AV / Revenue CY22E	Street Case AV / EBITDA CY21E	Street Case AV / EBITDA CY22E	Management Case AV / Revenue CY21E	Management Case AV / Revenue CY22E	Management Case AV / EBITDA CY21E	Management Case AV / EBITDA CY22E
	Annie	*$73.63*	*$71.82*	*$79.00*	*$57.42*	$1,640	$1,501	*$335 / 9%*	*$363 / 8%*	*$36 / 11%*	*$45 / 12%*	*$336 / 9%*	*$373 / 11%*	*$37 / 11%*	*$39 / 10%*
Current	**$73.63**	*0%*	*3%*	*(7%)*	*28%*	$1,640	$1,501	4.5x	4.1x	42.2x	33.7x	4.5x	4.0x	41.1x	38.7x
	$80.00	*9%*	*11%*	*1%*	*39%*	$1,784	$1,646	4.9x	4.5x	46.3x	36.9x	4.9x	4.4x	45.0x	42.5x
	$81.00	*10%*	*13%*	*3%*	*41%*	$1,807	$1,668	5.0x	4.6x	46.9x	37.4x	5.0x	4.5x	45.6x	43.1x
	$82.00	*11%*	*14%*	*4%*	*43%*	$1,830	$1,691	5.0x	4.7x	47.5x	37.9x	5.0x	4.5x	46.3x	43.6x
	$83.00	*13%*	*16%*	*5%*	*45%*	$1,852	$1,714	5.1x	4.7x	48.2x	38.4x	5.1x	4.6x	46.9x	44.2x
	$84.00	*14%*	*17%*	*6%*	*46%*	$1,875	$1,736	5.2x	4.8x	48.8x	38.9x	5.2x	4.7x	47.5x	44.8x
	$85.00	*15%*	*18%*	*8%*	*48%*	$1,898	$1,759	5.2x	4.8x	49.4x	39.4x	5.2x	4.7x	48.1x	45.4x
	$86.00	*17%*	*20%*	*9%*	*50%*	$1,920	$1,782	5.3x	4.9x	50.1x	39.9x	5.3x	4.8x	48.7x	46.0x
	$87.00	*18%*	*21%*	*10%*	*52%*	$1,943	$1,804	5.4x	5.0x	50.7x	40.4x	5.4x	4.8x	49.4x	46.6x
Final Proposal	**$87.50**	*19%*	*22%*	*11%*	*52%*	$1,954	$1,816	5.4x	5.0x	51.0x	40.7x	5.4x	4.9x	49.7x	46.9x
	$88.00	*20%*	*23%*	*11%*	*53%*	$1,965	$1,827	5.5x	5.0x	51.3x	41.0x	5.4x	4.9x	50.0x	47.1x
	$89.00	*21%*	*24%*	*13%*	*55%*	$1,988	$1,850	5.5x	5.1x	52.0x	41.5x	5.5x	5.0x	50.6x	47.7x
	$90.00	*22%*	*25%*	*14%*	*57%*	$2,011	$1,872	5.6x	5.2x	52.6x	42.0x	5.6x	5.0x	51.2x	48.3x

Source: Company Filings, Company Projections, Capital IQ

Notes

1. Market data as of 6/24/2021
2. Annie's FY(Jan) treated as CY(Dec) of previous year (e.g. FY22(Jan) = CY21(Dec))
3. Current Price reflects Class A share price; Equity Value calculation applies one share price to all Class A and Class B shares; current Equity Value applies current Class A share price to all Class A and Class B shares
4. Common shares outstanding as of 5/31/2021 per FQ1'22 10-Q; RSUs, PSUs, and SARs outstanding as of 6/9/2021 per Company management; cash and debt balances as of 4/30/2021 per FQ1'22 10-Q (debt balance includes note payable for FTZ Corp acquisition); cash balance excludes impact from dividend declared on 6/22/2021 and payable on 7/13/2021
5. Management Case received from Company on 4/6/2021; Street Case calculated as mean of broker estimates as of 6/24/2021

PROJECT ANNIE

8

PROJECT ANNIE Confidential Draft – Subject to Revision Standalone Plan Execution Considerations 9 • Cloud conversion opportunity – 2-4x subscription revenue uplift relative to maintenance revenue • Strong recurring revenue growth – 28%+ 5-yr CAGR – Migration, new logos, and 100%+ net retention driving continued sustainable growth • Product roadmap – Continued improvement of cloud product • Competitive positioning – Leading player in targeted global manufacturing ERP verticals – Improving pipeline and progress against competitors • New logo / customer adoption • Improving / holding net retention rates – Stability of the customer base – Reduction in churn – Increase in expansions • Profitability improvements – Ability to expand gross margin – Continued expense management • Continued competitive developments – Win-rates relative to SAP Key Positives Key Issues Morgan Stanley

Morgan Stanley

Confidential Draft – Subject to Revision

Description of Annie Financial Forecasts

	Annie Street Case (2)	Annie Management Case (2)
Overview	• CY2021E – CY2022E projections from Wall Street Broker Research, calculated as mean of broker estimates	• CY2021E – CY2026E projections provided by Annie management
Revenue	• Revenue **growth reaccelerates to 8.9% in CY2021E and 8.5% in CY2022E** after decrease of 0.9% in CY2020	• Revenue **growth reaccelerates to 9.2% in CY2021E** and continues growth to 21.0% in CY2026E
Gross Margin	• Gross Margin projected to be 59.8% and 60.3% in CY2021E and CY2022E, respectively	• Gross Margin increases slightly to 60.2% and reaches 62% in CY2026E
Operating Expense (as % of Revenue)	• Operating Expense as a percent of revenue **remains consistent** from 52% in CY2020A to CY2021E and CY2022E	• Operating Expense **decreases to 51.7% of revenue in CY2021E** and down to 42.5% in CY2026E
Operating Margin	• Operating Margin increases to 8.8% in CY2021E and to 10.4% in CY2022E	• Operating Margin **increases to 8.5%** in CY2021E and reaches 19.5% in CY2026E
EBITDA Margin	• **EBITDA Margin slightly increases to 10.6% in CY2021E** and up to 12.3% in CY2022E	• **EBITDA Margin increases to 10.9% in CY2021E** and decreases slightly to 10.4% in CY2022E, approaching 20% in CY2026E
Tax Expense	• Effective tax rate increases to 12.5% in CY2021E and to 26.3% in CY2022E	• Effective tax rate increases to 45% in CY2021E stabilizes at 25% in later years
SBC	• SBC slightly increases to 4.8% of revenue in CY2021E and to 4.9% in CY2022E	• SBC slightly increases to 5.0% of revenue and comes down steadily to become 3.6% in CY2026E

Notes
1. Annie's FY(Jan) treated as CY(Dec) of previous year (e.g. FY22(Jan) = CY21(Dec))
2. Management Case received from Company on 4/6/2021; Street Case calculated as mean of broker estimates as of 6/24/2021

PROJECT ANNIE

10

Morgan Stanley Comparison of Management Case vs. Street Case CY2018A - CY2026E Revenue $MM $333 CY2018A EBITDA $MM $26 $311 CY2019A $308 $335 CY2020A CY2021E $32 $37 $36 CY2022E CY2023E CY2024E $39 $707 _. ..,,. .,,. $622 ..,,.ff' $527 CY2025E $84 CY2026E $146 ,. " $107 Revenue Growth % (7%) CY2018A CY2019A EBITDA Margin % 9% CY2020A CY2021E 11% 11% 11% - 11% 8% CY2022E CY2023E 10% Confidential Draft - Subject to Revision 19% 21% --- 18% 13% CY2024E CY2025E CY2026E 21 % CY2018A CY2019A CY2020A CY2021E CY2022E CY2023E CY2024E CY2025E CY2026E CY2018A CY2019A CY2020A CY2021E CY2022E CY2023E CY2024E CY2025E CY2026E ---•--- Street Case --♦-- Extrapolated Street Case Notes 1. Annie's FY(Jan) trea ted as CY(Dec) of previous year (e.g. FY22(Jan) = CY21 (Dec)) 2. Management Case received from Company on 4/6/2021; Street Case calculated as mean of broker estimates as of 6/24/2021 -o,jea-- Management Case 3. Street case extrapolations prepared by Morgan Stanley beginning in CY2023E and reviewed and approved for use by Morgan Stanley by Company management on 6/24/2021 PROJECT ANNIE 11

♦ ♦ ♦ Morgan Stanley Annie Valuation Summary Valuation Methodology Public Trading Comparables Revenue (CY21 E) Street: 3.0x - 6.0x CY21 E Revenue of $335MM Management: 3.0x - 6.0x CY21 E Revenue of $336MM Revenue (CY22E) Street: 3.0x - 5.5x CY22E Revenue of $363MM Management: 3.0x - 5.5x CY22E Revenue of $373MM EBITDA (CY21 E) Street: 15.0x - 30.0x CY21 E EBITDA of $36MM Management: 15.0x - 30.0x CY21 E EBITDA of $37MM EBITDA (CY22E) Street: 15.0x -25.0x CY22E EBITDA of $45MM Management: 15.0x - 25.0x CY22E EBITDA of $39MM Discounted Equity Value Revenue (CY23E); Discounted 2.0 Years 3.0x - 6.0x Street CY23E Revenue of $403MM 3.0x - 6.0x Management CY23E Revenue of $421 MM EBITDA (CY23E); Discounted 2.0 Years 15.0x - 30.0x Street CY23E EBITDA of $54MM 15.0x - 30.0x Management CY23E EBITDA of $53MM Discounted Cash Flow Analysis $30.73 $31.39 $36.76 $32.85 $38.76 $38.09 Implied Price per Share Confidential Draft - Subject to Revision Current Price: $73.63 < 4I Final Proposal: $87.50 $51.73 $51.88 $55.49 $56.69 $54.48 $55.77 $56.59 $50.10 $53.37 $55.22 $53.68 I I I I I I I I I I I I I I $96.11 $96.41 $95.59 $97.79 $97.52 $101 .41 $89.45 $66.40 -- -------.------- $110.96 Street Case: 7.0% - 9.0% WACC; 2.0% - 3.0% PGR Management Case 7.0% - 9.0% WACC; 2.0% - 3.0% PGR Precedent Transaction Multiples 4.0x - 7.0x NTM Revenue $66.53 ■■•••■••••• $110.90 12.0x - 30.0x NTM EBITDA $25.94 ·-----■ $54.48 -----------------------------------------------------------------------------------1------f---------------------------- Reference Only Precedent Transaction Premia 1 4! 20% - 40% Premium to Unaffected 1-Day Spot 20% - 40% Premium to Unaffected 30-Day Average -15% - 18% Premium to Unaffected 52-Week High Historical Trading Range < 4> Last 30 Days Last 90 Days Last 365 Days Analyst Price Targets14l Range of Analyst Price Targets (Undiscounted) Range of Analyst Price Targets (Discounted 1-Year @ 81%) $0.00 PROJECT ANNIE Source: Company Filings, Company Projections, capital 10, Thomson Consensus Estimates Notes 1. Mal1<et data and Thomson Consensus estimates as of 6/24/2021 $20.00 2. Annie's FY(Jan) treated as CY(Dec) of previous year (e.g. FY22(Jan) = CY21 (Dec)); NTM period defined as CY2021E 3. Please refer to individual analyses for additional detail on specific assumptions used I $103.08 $100.55 $66.80 ---=------,-- $93.10 I I $86.19 $88.361 $63.8 :::: 6--==:t= ::::: $79.<.£) $59.98 $79.<fo $38.98 -------~■-- $79.<fl $75.ool - $81 00 $69.40 $75.88 $40.00 $60.00 $80.00 $100.00 $120.00 $140.00 4. Current Price reflects Class A share price; Current Annie Equity Value applies current Class A share poce to all Class A and Class B shares 12 5. Management Case received from Company on 4/6/2021 6. Annie Street case calculated as mean of broker estimates, as of 6/24/2021 7. Public Trading Comparables ranges developed based on ERP business model peers and financial profile peers

Morgan Stanley Confidential Draft - Subject to Revision Comparable Company Operating Metric Benchmarking CY2021 E / CY2022E Operating Metrics Total Revenue $MM Revenue Growth % 11% 9% ,see'- «-' ,.-s ~.,~ t#' CY21E Median 32,569 CY22E Median 33,812 43.213 33.812 41.334 32,569 CY21E Median: 1% CY22E Median: 4% 4% 1% (3'!6) Cf',p, ~ ~ CY21 E Median 690 CY22E Median 754 CY21E Median 10% CY22E Median 11% 19% CY21 E Median: 373 CY22E Median 413 CY21 E Median: 13% CY22E Median: 11% 28% Source: Company Fi ings, Company Projections, Capital 10, Thomson Consensus Estimates, Wall Street Broker Research Notes 1. Mar1<et data and Thomson Consensus estimates as of 6/24/2021 2. Annie's FY(Jan) treated as CY(Dec) of previous year (e.g. FY22(Jan) = CY21 (Dec)) 3. Current Annie Equity Value applies current Class A share price to all Class A and Class B shares 4. Management Case received from Company on 4/6/2021 5. Annie Street Case calculated as mean of broker estimates, as of 6/24/2021 6. EBITDA muttiples greater than 50.0x slloWn as N.M. PROJECT ANNIE 1111 1111 Annie ■ / CY21 E / CY22E 11111 Global Supply ERP Business Model Peers 1111 Financial Profile Peers Chain Peers N.A. 11% 13

Morgan Stanley Confidential Draft - Subject to Revision Comparable Company Operating Metric Benchmarking CY2021 E / CY2022E Operating Metrics Gross Margin % EBITDA Margin % CY21E Median 81% CY22E Median 80% 93'!6 93'!6 CY21 E Median 33% CY22E Median 33% CY21 E Median 65% CY22E Median 66% CY21E Median 15% CY22E Median 16% O'l6 CY21 E Median: 67% CY22E Median 69% 4 1% 42% CY21 E Median 28% CY22E Median 29% Source: Company Fi ings, Company Projections, Capital 10, Thomson Consensus Estimates, Wall Street Broker Research Notes 1. Mar1<et data and Thomson Consensus estimates as of 6/24/2021 2. Annie's FY(Jan) treated as CY(Dec) of previous year (e.g. FY22(Jan) = CY21 (Dec)) 3. Current Annie Equity Value applies current Class A share price to all Class A and Class B shares 4. Management Case received from Company on 4/6/2021 5. Annie Street Case calculated as mean of broker estimates, as of 6/24/2021 6. EBITDA muttiples greater than 50.0x slloWn as N.M. PROJECT ANNIE 1111 1111 Annie ■ / CY21 E / CY22E 11111 Global Supply ERP Business Model Peers 1111 Financial Profile Peers Chain Peers 14

Morgan Stanley Comparable Company Trading Metric Benchmarking CY2021 E / CY2022E Trading Multiples AV/ Revenue X AV /EBITDA X 42.2x 41.l x 38.7x CY21 E Median 5.7x CY22E Median 5.5x CY21E Median 17.1x CY22E Median 16.6x N.M. N.M. N.M. N.M. N.M. N.M. N.M. N.M. Source: Company Fi ings, Company Projections, Capital 1 0 , Thomson Consensus Estimates, Wall Street Broker Research Notes 1. Mar1<et data and Thomson Consensus estimates as of 6/24/2021 CY21E Median: 5.8x CY22E Median: 5.1x CY21E Median: 23.3x CY22E Median: 20.9x 47.lx 14.3x N.M. N.M. N.M. Confidential Draft - Subject to Revision CY21E Median: 13.5x CY22E Median: 10.5x CY21E Median: 33.5x CY22E Median: 29.6x 49.4x 2. Annie's FY(Jan) treated as CY(Dec) of previous year (e.g. FY22(Jan) = CY21 (Dec)) 3. Current Annie Equity Value applies current Class A share price to all Class A and Class B shares 4. Management Case received from Company on 4/6/2021 5. Annie Street Case calculated as mean of broker estimates, as of 6/24/2021 1111 1111 Annie ■ / CY21 E / CY22E 11111 Global Supply ERP Business Model Peers 1111 Financial Profile Peers Chain Peers 6. EBITDA muttiples greater than 50.0x slloWn as N.M. PROJECT ANNIE 15

Morgan Stanley Confidential Draft - Subject to Revision Discounted Equity Valuation - Revenue Based CY2023E Revenue DEV Discounted to 6/30/2021 Using 8.1 % Cost of Equity $MM, except where noted Cost of Equity Assumptions Market Risk Premium 6.0% Risk Free Rate 1.5% Barra Predicted Beta 1.09 Cost of Equity 8.1% Example Implied Share Price Calculation 1111¥1fii CY2023E $403 $421 Revenue FWd Mui iple 4 5x 4.5x Future AV $1,813 $1,896 (June 2023) Plus: Net Gash $224 $219 Future EV $2,037 $2,115 (June 2023) Future FDSO 23.1 23.1 (June 2023) Future Share $88.11 $91.46 1 Price Discounted 20 Years at 8.1% Cost of Equity Present $75.45 $78.31 I Share Price PROJECT ANNIE Discounted Equity Value CY2023E Revenue % Growth Street Case $403 10.8% $421 13.1% Implied Future Share Price (June 2023) Discounted Future Share Price Street Case Mgmt Case Street Case Mgmt Case CY2023E Revenue $403 $421 3.0x $62.32 $64.49 $53.37 $55.22 3.5x $70.92 $73.48 $60.73 $62.92 Q) Q. ~ 4.0x $79.51 $82.47 $68.09 $70.62 ::::, :ii: 'E 4.5x $88.11 $91 .46 $75.45 $78.31 «I ~ 0 5.0x $96.70 $100.45 $82.80 $86.01 u. 5.5x $105.29 $109.44 $90.16 $93.71 6.0x $113.89 $11 8.43 $97.52 $101.41 Notes 1. Annie's FY(Jan) treated as CY(Dec) of previous year (e.g. FY22(Jan) = CY21 (Dec)) 6. Assumes current debt outstanding is not paid down in forecast period 2. Management Case received from Company on 4/612021 3. Annie Street Case calculated as mean of broker estimates, as of 6/24/2021 4. Discounted with 8.1% cost of equity based on 1.09 predicted Barra Beta; 6% mar1<et risk premium; 1 5% risk-free rate 5. Projected share count based on annual basic share increase of 1.7%, based on histOfical share increases, with current options and RSUs/PSUs outstanding and reviewed and approved for use by Morgan Stanley by Company management 7. For Management case, future net cash assumes CQ2-04 ofCY21E cash flow plus CY22E cash flow plus CQ1-Q2 of CY23E cash flow are added to current cash balance 8. For Street Case, future net cash assumes CQ2-04 of CY21 E cash flow plus CY22E cash flow plus CQ1-Q2 of CY23E cash flow are added to current cash balance; cash flow for all periods calculated based on EBITDA to FCF conversion from Management Case 9. Street Case extrapolations prepared by Morgan Stanley beginning in CY2023E and reviewed and approved for use by Morgan Stanley by Company management on 6/24/2021 16

Morgan Stanley Confidential Draft - Subject to Revision Discounted Equity Valuation - EBITDA Based CY2023E EBITDA DEV Discounted to 6/30/2021 Using 8.1 % Cost of Equity $MM, except where noted Cost of Equity Assumptions Market Risk Premium 6.0% Risk Free Rate 1.5% Barra Predicted Beta 1.09 Cost of Equity 8.1% Example Implied Share Price Calculation 1111¥1fii CY2023E $54 $53 EBITDA FWd Mui iple 25.0x 25.0x Future AV $1,359 $1,329 (June 2023) Plus: Net Gash $224 $219 Future EV $1,582 $1,547 (June 2023) Future FDSO 23.1 23.0 (June 2023) Future Share $68.51 $67.23 1 Price Discounted 20 Years at 8.1% Cost of Equity Present $58.67 $57.57 1 Share Price PROJECT ANNIE Discounted Equity Value CY2023E EBITDA % Margin Street Case $54 13.5% Implied Future Share Price (June 2023) $53 12.6% Discounted Future Share Price Street Case Mgmt Case Street Case Mgmt Case CY2023E EBITDA $54 $53 15.0x $45.26 $44.48 $38.76 $38.09 Q) Q. ~ 20.0x $56.92 $55.89 $48.74 $47.86 ::::, :ii: 'E «I Discounted 2.0 Years at ~ 0 25.0x $68.51 $67.23 I 8.1 % CJ~~t of..ollllllllllll ··:.. $58.67 $57.57 u. 30.0x $80.11 $78.56 $68.59 $67.28 Notes 1. Annie's FY(Jan) treated as CY(Dec) of previous year (e.g. FY22(Jan) = CY21 (Dec)) 2. Management Case received from Company on 4/612021 3. Annie Street Case calculated as mean of broker estimates, as of 6/24/2021 4. Discounted with 8.1% cost of equity based on 1.09 predicted Barra Beta; 6% mar1<et risk premium; 1 5% risk-free rate 5. Projected share count based on annual basic share increase of 1.7%, based on histOfical share increases, with current options and RSUs/PSUs outstanding and reviewed and approved for use by Morgan Stanley by Company management 6. Assumes current debt outstanding is not paid down in forecast period 7. For Management case, future net cash assumes CQ2-04 ofCY21E cash flow plus CY22E cash flow plus CQ1-Q2 of CY23E cash flow are added to current cash balance 8. For Street Case, future net cash assumes CQ2-04 of CY21 E cash flow plus CY22E cash flow plus CQ1-Q2 of CY23E cash flow are added to current cash balance; cash flow for all periods calculated based on EBITDA to FCF conversion from Management Case 9. Street Case extrapolations prepared by Morgan Stanley beginning in CY2023E and reviewed and approved for use by Morgan Stanley by Company management on 6/24/2021 17

Morgan Stanley Revenue Growth and EBITDA Margin Assumptions Street Case Extrapolations Approved for Use by Morgan Stanley by Annie Management Confidential Draft - Subject to Revision Management Case Extrapolations Approved for Use by Morgan Stanley by Annie Management 9.2% 8.9% CY2021E 10.9% 10.6% CY2021E 18.9% 16.6% _ 16.6% 21 0% 13.1% ----"' :.:-------,,. 12 2% 101 8% ----,>---------, ----- 18'0% -------t> ______ _ _ ____ ____ ;~ 7.9% ---------'"' ----- 13.2% 15.6% 14.4% ---1: :.:.:.:.:.:.:.-:.-:, ''- 3.5% k 10.8% 10.8% ,,.. ...... ____ 0 8., % 7.1% I I I I I I I I ' CY2022E 10:4% I I I I I I CY2022E CY2023E CY2023E 3.5% CY2024E CY2025E CY2026E CY2027E CY2028E CY2029E CY2030E 21 60/ 22 0% 20,6% 20.9% 21.3% . /O • 18.1% ----------0---------1>--------:.:H=====•···-<> 15 50, ,..,,_ _____ ...,., ---'~---------,>-------- 20 80 22.0% • 10 >)------- ,,-- 0 • 1/o ____ ')---------""I 18 4o/c 19.6 1/o ----- " 1711°/c . 0 15.9% 0 CY2024E CY2025E CY2026E CY2027E CY2028E CY2029E CY2030E Source: Management Financials, Wall Street Broker Research Notes -0- Street Case --<>-- Extrapolated Street Case 1. Annie's FY(Jan) treated as CY(Dec) of previous year (e.g. FY22(Jan) = CY21 (Dec)) 2. Management Case received from Company on 416/2021 3. Annie Street Case calculated as mean of broker estimates, as of 6/24/2021 -0- Management Case --<>-• Extrapolated Management Case 4. Extrapolated figures highlighted by dashed lines PROJECT ANNIE 18

Morgan Stanley Confidential Draft - Subject to Revision Discounted Cash Flow Analysis - L ~!r~~t~~- ~~] 7.0% - 9.0% WACC, 2.0% - 3.0% PGR Free Cash Flow Build Street Case Extrapolations Approved for Use by Morgan Stanley by Annie Management < 2> CY2021E CY2022E CY2023E CY2024E CY2025E CY2026E CY2027E CY2028E CY2029E CY2030E Revenue $335 $363 $403 $456 $527 $622 $712 $788 $844 $874 Revenue Growth % 8.9% 8.5% 10.8% 13.2% 15.6% 18.0% 14.4% 10.8% 7.1% 3.5% EBIT 29 38 47 59 76 98 121 145 166 184 % Margin 8.8% 10.4% 11.7% 13.0% 14.4% 15.7% 17.0% 18.3% 19.7% 21 .0% ( + ) D&A 6 7 7 8 8 9 9 10 9 9 % of Revenue 1.8% 1.9% 1.8% 1.7% 1.6% 1.4% 1.3% 1.2% 1.1% 1.0% EBITDA (Unburdened by SBC) $36 $45 $54 $67 $84 $107 $131 S154 S176 $192 % Margin 10.6% 12.3% 13.5% 14.7% 15.9% 17.1% 18.4% 19.6% 20.8% 22.0% ( - ) SBC (Cash-equivalent Cost) (16) (18) (18) (21) (24) (28) (32) (35) (38) (39) % of Revenue 4.8% 4.9% 4.5% 4.5% 4.5% 4.5% 4.5% 4.5% 4.5% 4.5% ( - ) Taxes (2) (5) (7) (10) (13) (17) (22) (27) (32) (36) Implied% Tax Rate 12.5% 26.3% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% ( - ) Capital Expenditure (3) (4) (7) (8) (8) (9) (9) (10) (9) (9) % of Revenue 0.9% 1.1% 1.8% 1.7% 1.6% 1.4% 1.3% 1.2% 1.1% 1.0% (+ I - ) Decrease (Increase) in NWC 1 1 1 1 1 1 1 1 1 0 % of Change in Revenue 3.2% 3.4% 2.7% 2.2% 1.8% 1.5% 1.5% 1.5% 1.5% 1.3% uFCF (Burdened by SBC) $16 $19 $23 $30 $40 $54 $68 $83 $97 $109 % of Revenue 4.7% 5.1% 5.7% 6.6% 7.6% 8.6% 9.6% 10.5% 11.5% 12.4% Discounted Cash Flow Valuation Discount Rate 7.0% 8.0% 9.0% Perpetual Growth Rate 2.0% 2.5% 3.0% 2.0% 2.5% 3.0% 2.0% 2.5% 3.0% Present Value of: CY2021E- CY2030E Cash Flows $352 $352 $352 $334 $334 $334 $316 $316 $316 Undiscounted Tenninal Value 2,200 2,455 2,772 1,838 2,014 2,225 1,578 1,708 1,858 PV of Terminal Value 1,193 1,331 1,503 917 1,005 1,11 0 725 785 854 Aggregate Value $1 ,545 $1,683 $1,855 $1,251 $1,338 $1,444 $1,042 $1,101 $1,171 (+)Net Cash $144 $144 $144 $144 $144 $144 $144 $144 $144 ( + ) PV of NOLs $7 $7 $7 $7 $7 $7 $7 $7 $7 Equity Value $1 ,696 $1,834 $2,006 $1,402 $1,490 $1,595 $1,193 $1,252 $1,322 Diluted Shares 22.37 22.40 22.43 22.29 22.32 22.35 22.22 22.24 22.27 Price I Share $75.80 $81.87 $89.45 $62.87 $66.73 $71.37 $53.68 $56.30 $59.35 Premium I (Discount) to Unaffected 3% 11% 21% (15%) (9%) (3%) (27%) (24%) (19%) % of Aggregate Value CY2021E- CY2030E Cash Flows 22.8% 20.9% 19.0% 26.7% 24.9% 23.1% 30.4% 28.7% 27.0% PV of Terminal Value 77.2% 79.1% 81 .0% 73.3% 75.1% 76.9% 69.6% 71.3% 73.0% Implied Terminal Value / NTM Revenue 2.5x 2.7x 3.1x 2.1x 2.2x 2.5x 1.8x 1.9x 2.1x Implied Terminal Value / NTM EBITDA 11.2x 12.5x 14.0x 9.4x 10.2x 11.2x 8.0x 8.7x 9.4x Notes : PROJECT ANNIE 1. Assumes valuation date of &30/2021: OCF reflects cash flows beginning in CQ3 2021: Annie·s FY(Jan) treated as CY (Dec ) of previous year (e.g. FY22(J an) = CY21 (Dec)) 19 2. Annie Stree t Case calcutated as mean of broker estimates. as of 6/24/2021: Stree t Case extrapolations prepared by Morgan Stanley begim ing in CY2023E and reviewed and approved for use by Morgan Stanley by Company management on 6124/2021 3. Discounted with 8.1)% W~hted Average Cost d Capital based on 1.09 prediaed Barra Beta: 6% market risk premium: 1.5" risk-free rate 4. Basic share count as of C01 2021 is ina-eased by prorated 1.7" aMual increase, based on historical share increases, with current options and RSUs/PSUs outstanding as reviewed and apprCNed for use by ~an Stanl ey by Company management 5. For Street Case. 6/3tv2021 net cash assumes CO2 of CY21 E cash flow is added 10 current cash balanoe: cash flow for all periods calculated based on EBITDA to FCF conversion from Management Case: Assumes current debt outstanding is not paid down in forecast period 6. Street Case net worblg capital assumptions based on Management Case extrapolations

Morgan Stanley -----------------------, Discounted Cash Flow Analysis - L ~~!l _ c!g_~~~- Q~ -9~~~ -: 7.0% - 9.0% WACC, 2.0% - 3.0% PGR Confidential Draft - Subject to Revision Free Cash Flow Build Management Case Extrapolations Approved for Use by Annie Mgmt < 2> CY2021E CY2022E CY2023E CY2024E CY2025E CY2026E CY2027E CY2028E CY2029E CY2030E Revenue $336 $373 $421 $491 $584 $707 $824 $924 $997 $1 ,032 Revenue Growth % 9.2% 10.8% 13.1% 16.6% 18.9% 21.0% 16.6% 12.2% 7.9% 3.5% EBIT 29 31 45 68 101 138 164 188 206 217 % Margin 8.5% 8.3% 10.7% 13.9% 17.3% 19.5% 19.9% 20.3% 20.6% 21 .0% ( + ) D&A 8 8 8 8 8 8 8 9 10 10 % of Revenue 2.3% 2.1% 1.9% 1.6% 1.3% 1.1% 1.0% 1.0% 1.0% 1.0% EBITDA (Unburdened by SBC) $37 $39 $53 $76 $109 S146 $173 $197 S216 S227 % Margin 10.9% 10.4% 12.6% 15.5% 18.7% 20.6% 20.9% 21.3% 21 .6% 22.0% ( - ) SBC (Cash-equivalent Cost) (17) (17) (19) (21) (23) (25) (30) (33) (36) (37) % of Revenue 5.0% 4.7% 4.6% 4.4% 4.0% 3.6% 3.6% 3.6% 3.6% 3.6% ( - ) Taxes (5) (4) (7) (12) (20) (29) (34) (39) (43) (46) Implied% Tax Rate 45.3% 27.9% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% ( - ) Capital Expenditure (3) (3) (3) (3) (3) (3) (8) (9) (10) (10) % of Revenue 0.9% 0.8% 0.7% 0.6% 0.5% 0.4% 1.0% 1.0% 1.0% 1.0% ( + / - ) Decrease (Increase) in NWC 1 1 1 1 1 1 1 1 1 0 % of Change in Revenue 3.0% 2.6% 2.1% 1.6% 1.4% 1.1% 1.1% 1.1% 1.1% 1.1% uFCF (Burdened by SBC) S12 S15 S25 $41 $64 $90 $102 S1 16 S128 $135 % of Revenue 3.6% 4.1% 5.9% 8.3% 11.0% 12.7% 12.4% 12.6% 12.8% 13.0% Discounted Cash Flow Valuation Discount Rate 7.0% 8.0% 9.0% Perpetual Growth Rate 2.0% 2.5% 3.0% 2.0% 2.5% 3.0% 2.0% 2.5% 3.0% Present Value of: CY2021E- CY2030E Cash Flows $477 $477 $477 $451 $451 $451 $428 $428 $428 Undiscounted Tenninal Value 2,727 3,043 3,437 2,278 2,497 2,759 1,956 2,117 2,304 PV of Terminal Value 1,479 1,650 1,864 1,137 1,246 1,377 899 973 1,059 Aggregate Value $1,955 $2,127 $2,340 $1,588 $1,697 $1,828 $1,327 $1,401 $1,487 (+)Net Cash $144 $144 $144 $144 $144 $144 $144 $144 $144 ( + ) PV of NOLs $11 $1 1 $11 $11 $11 $11 $1 1 $11 $1 1 Equity Value $2,111 $2,282 $2,496 $1,744 $1,853 $1,983 $1,482 $1,556 $1,642 Diluted Shares 22.45 22.47 22.49 22.38 22.40 22.43 22.32 22.34 22.36 Price / Share $94.04 $101.57 $1 10.96 $77.90 $82.69 $88.44 $66.40 $69.65 $73.43 Premium I (Discount) to Unaffected 28% 38% 51% 6% 12% 20% (10%) (5%) (0%) % of Aggregate Value CY2021E- CY2030E Cash Flows 24.4% 22.4% 20.4% 28.4% 26.6% 24.7% 32.2% 30.5% 28.8% PV of Terminal Value 75.6% 77.6% 79.6% 71.6% 73.4% 75.3% 67.8% 69.5% 71 .2% Implied Terminal Value / NTM Revenue 2.6x 2.9x 3.2x 2.2x 2.4x 2.6x 1.9x 2.0x 2.2x Implied Terminal Value / NTM EBITDA 11.8x 13.1x 14.7x 9.8x 10.7x 11.8x 8.4x 9.1x 9.9x PROJECT ANNIE Notes : 20 1. Assumes valuation date of 6/30/2021: OCF reflects cash flows begrlning in CQ3 2021; Anni e's FY(Jan) treated as CY(Oec) of previous year (e.g . FY22(Jan) = CY21(0ec)) 2. Management Case received from Company oo 416f2021. Extrapolations prepared by Morgan Stanley begim ing in CY2027E and reviewed and approved for use by Morgan Stanley by Company on 6/24/2021 3. Discounted with 8.1)% We,ijghted Average Cost d Capital based on 1.09 predicted Barra Beta: 6% mart.et rislt p-emium: 1.5% risk-free rate 4 . Basic share count as of C01 2021 is ina-eased by prorated 1.7% aMual increase, based on historical share increases, with current options and RSUs/PSUs outstanding as reviewed and apprCNed for use by ~an Stanl ey by Company management 5. For Management Case. 6130l2021 net cash assumes CO2 of CY21 E cash flow is added 10 arren t cash balance; Assumes current debt outstanding is not paid down in forecast period

Morgan Stanley

Confidential Draft – Subject to Revision

4 Select Revenue Precedent Transaction Multiples

$1Bn+ Aggregate Software Deals Since 2016; <15% Growth

Quartile	Multiple
Top Quartile	7.2x
Median	4.5x
Bottom Quartile	3.5x

AV / NTM Revenue


Final Proposal: 5.4x
Precedent Median: 4.5x
9.4x
Red Hat / IBM
9.3x
Proofpoint / Thoma Bravo
8.3x
Callidus / SAP
8.2x
RealPage / Thoma Bravo
8.0x
Carbon Black / VMware
7.3x
Talend / Thoma Bravo
6.8x
Ellie Mae / Thoma Bravo
5.3x
Cloudera / CD&R, KKR
5.1x
Sophos / Thoma Bravo
4.9x
Forescout / Advent, Crosspoint
4.7x
Imperva / Thoma Bravo
4.3x
CA Technologies / Broadcom
3.9x
athenahealth / Veritas & Evergreen
3.8x
Barracuda / Thoma Bravo
3.7x
Gigamon / Elliott Management
3.6x
Infloblox / Vista Equity Partners
3.5x
Cision / Platinum Equity
3.4x
LogMeIn / Francisco Partners; Evergreen (Elliot)
3.3x
AVG Technologies / Avast Software
3.2x
LifeLock / Symantec
2.7x
Endurance International / Clearlake Capital
2.7x
Carbonite, Inc / Open Text Corporation
Strategic
Sponsor

NTM	Rev Growth	EBITDA Margin
Red Hat / IBM	14%	27%
Proofpoint / Thoma Bravo	10%	18%
Callidus / SAP	14%	16%
RealPage / Thoma Bravo	12%	28%
Carbon Black / VMware	14%	N.M.
Talend / Thoma Bravo	15%	N.M.
Ellie Mae / Thoma Bravo	3%	28%
Cloudera / CD&R, KKR	4%	26%
Sophos / Thoma Bravo	7%	16%
Forescout / Advent, Crosspoint	4%	N.M.
Imperva / Thoma Bravo	4%	11%
CA Technologies / Broadcom	1%	40%
athenahealth / Veritas & Evergreen	9%	28%
Barracuda / Thoma Bravo	6%	19%
Gigamon / Elliott Management	17%	22%
Infloblox / Vista Equity Partners	3%	14%
Cision / Platinum Equity	7%	35%
LogMeIn / Francisco Partners; Evergreen (Elliot)	4%	32%
AVG Technologies / Avast Software	1%	37%
LifeLock / Symantec	12%	14%
Endurance International / Clearlake Capital	1%	27%
Carbonite, Inc / Open Text Corporation	4%	27%

Source: Public Disclosure, Deal Point

Notes
1. Market data as of 6/24/2021
2. CY2021E financials represent NTM estimates; Annie's FY(Jan) treated as CY(Dec) of previous year (e.g. FY22(Jan) = CY21(Dec))
3. Thoma Bravo implied proposal multiple and premia based on proposal price of $87.50 received 6/18/2021
4. Thoma Bravo proposal multiples and premia based on Street Case estimates

PROJECT ANNIE

21

Morgan Stanley

Confidential Draft – Subject to Revision

4 Select EBITDA Precedent Transaction Multiples

$1Bn+ Aggregate Software Deals Since 2016; <15% Growth

AV / NTM EBITDA

Quartile	Multiple
Top Quartile	30.3x
Median	20.1x
Bottom Quartile	10.7x


Final Proposal: 51.0x
Precedent Median: 20.1x
N.M.
N.M.
N.M.
52.0x
52.0x
41.1x
35.0x
31.3x
29.2x
26.2x
24.5x
23.9x
20.1x
19.6x
17.1x
14.1x
10.8x
10.6x
9.9x
9.9x
9.9x
9.0x
Carbon Black / VMware
Talend / Thoma Bravo
Forescout / Advent, Crosspoint
Callidus / SAP
Proofpoint / Thoma Bravo
Imperva / Thoma Bravo
Red Hat / IBM
Sophos / Thoma Bravo
RealPage / Thoma Bravo
Infoblox / Vista Equity Partners
Ellie Mae / Thoma Bravo
LifeLock / Symantec
Cloudera / CD&R, KKR
Barracuda / Thoma Bravo
Gigamon / Elliott Management
athenahealth / Veritas & Evergreen
CA Technologies / Broadcom
LogMeIn / Francisco Partners; Evergreen (Elliot)
Endurance International / Clearlake Capital
Cision / Platinum Equity
Carbonite, Inc / Open Text Corporation
AVG Technologies / Avast Software
Strategic
Sponsor

NTM	Carbon Black / VMware	Talend / Thoma Bravo	Forescout / Advent, Crosspoint	Callidus / SAP	Proofpoint / Thoma Bravo	Imperva / Thoma Bravo	Red Hat / IBM	Sophos / Thoma Bravo	RealPage / Thoma Bravo	Infoblox / Vista Equity Partners	Ellie Mae / Thoma Bravo	LifeLock / Symantec	Cloudera / CD&R, KKR	Barracuda / Thoma Bravo	Gigamon / Elliott Management	athenahealth / Veritas & Evergreen	CA Technologies / Broadcom	LogMeIn / Francisco Partners; Evergreen (Elliot)	Endurance International / Clearlake Capital	Cision / Platinum Equity	Carbonite, Inc / Open Text Corporation	AVG Technologies / Avast Software
Rev Growth	14%	15%	4%	14%	10%	4%	14%	7%	12%	3%	3%	12%	4%	6%	17%	9%	1%	4%	1%	7%	4%	1%
EBITDA Margin	N.M.	N.M.	N.M.	16%	18%	11%	27%	16%	28%	14%	28%	14%	26%	19%	22%	28%	40%	32%	27%	35%	27%	37%

Source: Public Disclosure, Deal Point

Notes
1. Market data as of 6/24/2021
2. CY2021E financials represent NTM estimates; Annie's FY(Jan) treated as CY(Dec) of previous year (e.g. FY22(Jan) = CY21(Dec))
3. Thoma Bravo implied proposal multiple and premia based on proposal price of $87.50 received 6/18/2021
4. Thoma Bravo proposal multiples and premia based on Street Case estimates

PROJECT ANNIE
22

Morgan Stanley

Confidential Draft – Subject to Revision

Select Precedent Transaction Unaffected 1-Day Spot Premia

$1Bn+ Aggregate Software Deals Since 2016; <15% Growth

Unaffected 1-Day Spot Premia

Quartile	Premium
Top Quartile	35%
Median	29%
Bottom Quartile	20%



79%
78%
63%
39%
37%
36%
34%
33%
31%
29%
29%
28%
25%
24%
21%
21%
20%
18%
16%
16%
12%
10%
Precedent Median: 29%
Final Proposal: 19%
Endurance International / Clearlake Capital
Carbonite, Inc / Open Text Corporation
Red Hat / IBM
Carbon Black / VMware
Sophos / Thoma Bravo
LifeLock / Symantec
Proofpoint / Thoma Bravo
AVG Technologies / Avast Software
RealPage / Thoma Bravo
Imperva / Thoma Bravo
Talend / Thoma Bravo
Forescout / Advent, Crosspoint
LogMeIn / Francisco Partners; Evergreen (Elliot)
Cloudera / CD&R, KKR
Gigamon / Elliott Management
Ellie Mae / Thoma Bravo
CA Technologies / Broadcom
Cision / Platinum Equity
Barracuda / Thoma Bravo
Infoblox / Vista Equity Partners
a henahealth / Veritas & Evergreen
Callidus / SAP

NTM	Rev Growth	EBITDA Margin
Endurance International / Clearlake Capital	1%	27%
Carbonite, Inc / Open Text Corporation	4%	27%
Red Hat / IBM	14%	27%
Carbon Black / VMware	14%	N.M.
Sophos / Thoma Bravo	7%	16%
LifeLock / Symantec	12%	14%
Proofpoint / Thoma Bravo	10%	18%
AVG Technologies / Avast Software	1%	37%
RealPage / Thoma Bravo	12%	28%
Imperva / Thoma Bravo	4%	11%
Talend / Thoma Bravo	15%	N.M.
Forescout / Advent, Crosspoint	4%	N.M.
LogMeIn / Francisco Partners; Evergreen (Elliot)	4%	32%
Cloudera / CD&R, KKR	4%	26%
Gigamon / Elliott Management	17%	22%
Ellie Mae / Thoma Bravo	3%	28%
CA Technologies / Broadcom	1%	40%
Cision / Platinum Equity	7%	35%
Barracuda / Thoma Bravo	6%	19%
Infoblox / Vista Equity Partners	3%	14%
a henahealth / Veritas & Evergreen	9%	28%
Callidus / SAP	14%	16%

Source: Public Disclosure, Deal Point

Strategic
Sponsor

Notes
1. Market data as of 6/24/2021; Annie premia based on Class A share price
2. Annie's FY(Jan) treated as CY(Dec) of previous year (e.g. FY22(Jan) = CY21(Dec))
3. Thoma Bravo implied proposal multiple and premia based on proposal price of $87.50 received 6/18/2021

PROJECT ANNIE
23

Morgan Stanley

Confidential Draft –
Subject to Revision

Select Precedent Transaction Unaffected 30-Day Average Premia

$1Bn+ Aggregate Software Deals Since 2016; <15% Growth

Unaffected 30-Day Average Premia

Quartile	Premium
Top Quartile	40%
Median	30%
Bottom Quartile	23%



Precedent Median: 30%
Final Proposal: 22%
65%
51%
48%
45%
43%
41%
37%
35%
35%
30%
30%
30%
29%
28%
27%
25%
22%
22%
21%
20%
10%
9%
Endurance International / Clearlake Capital
Carbonite, Inc / Open Text Corporation
Red Hat / IBM
Sophos / Thoma Bravo
Carbon Black / VMware
LifeLock / Symantec
Ellie Mae / Thoma Bravo
Proofpoint / Thoma Bravo
RealPage / Thoma Bravo
Talend / Thoma Bravo
AVG Technologies / Avast Software
Cloudera / CD&R, KKR
Forescout / Advent, Crosspoint
Cision / Platinum Equity
Infoblox / Vista Equity Partners
LogMeIn / Francisco Partners; Evergreen (Elliot)
CA Technologies / Broadcom
Barracuda / Thoma Bravo
Imperva / Thoma Bravo
Callidus / SAP
Gigamon / Elliott Management
athenahealth / Veritas & Evergreen
Strategic
Sponsor

NTM																						
Rev Growth	1%	4%	14%	7%	14%	12%	3%	10%	12%	15%	1%	4%	4%	7%	3%	4%	1%	6%	4%	14%	17%	9%
EBITDA Margin	27%	27%	27%	16%	N.M.	14%	28%	18%	28%	N.M.	37%	26%	N.M.	35%	14%	32%	40%	19%	11%	16%	22%	28%

Source: Public Disclosure, Deal Point

Notes
1. Market data as of 6/24/2021; Annie premia based on Class A share price
2. Annie's FY(Jan) treated as CY(Dec) of previous year (e.g. FY22(Jan) = CY21(Dec))
3. Thoma Bravo implied proposal multiple and premia based on proposal price of $87.50 received 6/18/2021

PROJECT ANNIE

24

Morgan Stanley

Confidential Draft – Subject to Revision

Select Precedent Transaction Unaffected 52-Week High Premia

$1Bn+ Aggregate Software Deals Since 2016; <15% Growth

Unaffected 52-Week High Premia

Quartile	Premium
Top Quartile	18%
Median	4%
Bottom Quartile	(15%)



Final Proposal: 11%
Precedent Median: 4%
45%
35%
28%
26%
19%
19%
16%
15%
10%
8%
6%
3%
(2%)
(11%)
(13%)
(15%)
(16%)
(17%)
(27%)
(34%)
(36%)
(46%)
Endurance International / Clearlake Capital
LifeLock / Symantec
RealPage / Thoma Bravo
Proofpoint / Thoma Bravo
CA Technologies / Broadcom
Sophos / Thoma Bravo
Talend / Thoma Bravo
Infloblox / Vista Equity Partners
Callidus / SAP
Red Hat / IBM
Barracuda / Thoma Bravo
Carbon Black / VMware
Imperva / Thoma Bravo
LogMeIn / Francisco Partners; Evergreen (Elliot)
AVG Technologies / Avast Software
Ellie Mae / Thoma Bravo
Cloudera / CD&R, KKR
athenahealth / Veritas & Evergreen
Forescout / Advent, Crosspoint
Cision / Platinum Equity
Gigamon / Elliott Management
Carbonite, Inc / Open Text Corporation
Strategic
Sponsor

NTM	Endurance International / Clearlake Capital	LifeLock / Symantec	RealPage / Thoma Bravo	Proofpoint / Thoma Bravo	CA Technologies / Broadcom	Sophos / Thoma Bravo	Talend / Thoma Bravo	Infloblox / Vista Equity Partners	Callidus / SAP	Red Hat / IBM	Barracuda / Thoma Bravo	Carbon Black / VMware	Imperva / Thoma Bravo	LogMeIn / Francisco Partners; Evergreen (Elliot)	AVG Technologies / Avast Software	Ellie Mae / Thoma Bravo	Cloudera / CD&R, KKR	athenahealth / Veritas & Evergreen	Forescout / Advent, Crosspoint	Cision / Platinum Equity	Gigamon / Elliott Management	Carbonite, Inc / Open Text Corporation
Rev Growth	1%	12%	12%	10%	1%	7%	15%	3%	14%	14%	6%	14%	4%	4%	1%	3%	4%	9%	4%	7%	17%	4%
EBITDA Margin	27%	14%	28%	18%	40%	16%	N.M.	14%	16%	27%	19%	N.M.	11%	32%	37%	28%	26%	28%	N.M.	35%	22%	27%

Source: Public Disclosure, Deal Point

Notes
1. Market data as of 6/24/2021; Annie premia based on Class A share price
2. Annie's FY(Jan) treated as CY(Dec) of previous year (e.g. FY22(Jan) = CY21(Dec))
3. Thoma Bravo implied proposal multiple and premia based on proposal price of $87.50 received 6/18/2021

PROJECT ANNIE

25

PROJECT ANNIE Confidential Draft – Subject to Revision Price Target Range Min $75.00 Max $82.00 Min (Discounted @ 8.1% Cost of Equity) $69.40 Max (Discounted @ 8.1% Cost of Equity) $75.88 FYE: January 31st Date of Target Valuation Total Revenue GAAP Gross Margin Adjusted EBITDA Broker Report Rating Price Methodology CY2021E CY2022E CY2021E CY2022E CY2021E CY2022E William Blair 05/27/21 Buy -- SOTP, 10.9x Peer Subscription Revenue Multiple $333 $362 60.4% 61.5% $35 $52 Stifel 05/26/21 Buy $75.00 ~5.0x FY23E EV/Recurring Revenue $335 $363 -- -- $37 $35 Sidoti 05/27/21 Neutral $82.00 45x FY2025 EPS Forecast $332 $355 59.9% 60.9% $34 $46 K. Liu 05/27/21 -- $77.00 4x FY'23 AV / Sales Multiple $341 $373 59.0% 58.7% $36 $46 Mean $78.00 $335 $363 59.8% 60.3% $36 $45 Median $77.00 $334 $363 59.9% 60.9% $36 $46 Max $82.00 $341 $373 60.4% 61.5% $37 $52 Min $75.00 $332 $355 59.0% 58.7% $34 $35 Street Case $335 $363 59.8% 60.3% $36 $45 Management Case $336 $373 60.2% 58.7% $37 $39 Broker Estimates for Annie Post FQ1 2021 Notes 1. Latest available broker estimates 2. Annie’s FY(Jan) treated as CY(Dec) of previous year (e.g. FY22(Jan) = CY21(Dec)) 26 Select Analyst Estimates and Target $MM, except per share data Morgan Stanley

Confidential Draft – Subject to Revision APPENDIX Supplementary Materials 27 Morgan Stanley

Morgan Stanley

Confidential Draft – Subject to Revision

Comparable Company Benchmarking Summary

Business and Financial Peers

Sorted By ⬇ AV / Revenue

Name	Stock Price	Market Cap	Agg. Val	Sales CY21E	Sales CY22E	Y/Y Sales Growth CY21E/20A	Y/Y Sales Growth CY22E/21E	Gross Margin CY21E	Gross Margin CY22E	EBITDA Margin CY21E	EBITDA Margin CY22E	AV / Revenue CY21E	AV / Revenue CY22E	AV / EBITDA CY21E	AV / EBITDA CY22E
Annie-Street	$73.63	1,640	1,501	335	363	9%	8%	60%	60%	11%	12%	4.5x	4.1x	42.2x	33.7x
Annie-Mgmt	$73.63	1,640	1,501	336	373	9%	11%	60%	59%	11%	10%	4.5x	4.0x	41.1x	38.7x
ERP Business Model Peers															
Oracle	$77.74	238,861	273,033	41,334	43,213	5%	5%	81%	80%	49%	47%	6.6x	6.3x	13.4x	13.3x
SAP	$141.55	177,389	185,138	32,569	33,812	(3%)	4%	72%	72%	33%	33%	5.7x	5.5x	17.1x	16.8x
Sage	$9.56	10,627	10,645	2,608	2,716	1%	4%	93%	93%	23%	24%	4.1x	3.9x	17.9x	16.6x
Median		**177,389**	**185,138**	**32,569**	**33,812**	**1%**	**4%**	**81%**	**80%**	**33%**	**33%**	**5.7x**	**5.5x**	**17.1x**	**16.6x**
Financial Profile Peers															
Vertex	$22.04	3,483	3,206	412	463	10%	12%	70%	71%	17%	17%	7.8x	6.9x	47.1x	40.1x
Zuora	$18.17	2,463	2,270	338	386	11%	14%	65%	67%	2%	4%	6.7x	5.9x	N.M.	N.M.
New Relic	$69.94	4,755	4,439	695	763	6%	10%	71%	74%	0%	4%	6.4x	5.8x	N.M.	N.M.
Alarm.com	$84.56	4,430	4,287	684	744	11%	9%	64%	65%	19%	20%	6.3x	5.8x	33.5x	29.0x
8x8	$28.25	3,426	3,636	587	672	15%	14%	61%	63%	3%	5%	6.2x	5.4x	N.M.	N.M.
Box	$25.24	4,170	4,531	850	940	10%	11%	74%	74%	27%	27%	5.3x	4.8x	19.9x	17.8x
GoDaddy	$86.02	15,280	17,904	3,742	4,133	13%	10%	65%	65%	21%	21%	4.8x	4.3x	23.0x	20.4x
Yext	$14.52	2,012	1,740	386	445	9%	15%	77%	77%	(2%)	3%	4.5x	3.9x	N.M.	N.M.
Vonage	$14.91	3,981	4,485	1,353	1,478	8%	9%	53%	53%	14%	14%	3.3x	3.0x	23.6x	21.3x
Teradata	$50.28	5,795	5,882	1,907	1,970	4%	3%	60%	60%	21%	22%	3.1x	3.0x	14.6x	13.8x
Median		**4,076**	**4,363**	**690**	**754**	**10%**	**11%**	**65%**	**66%**	**15%**	**16%**	**5.8x**	**5.1x**	**23.3x**	**20.9x**
Global Supply Chain Peers															
Manhattan	$142.59	9,257	9,059	634	690	8%	9%	54%	54%	23%	23%	14.3x	13.1x	N.M.	N.M.
Descartes	$67.39	5,791	5,661	408	457	17%	12%	76%	75%	41%	42%	13.9x	12.4x	33.5x	29.6x
Kinaxis	$126.85	3,540	3,327	246	316	10%	28%	66%	69%	13%	21%	13.5x	10.5x	N.M.	49.4x
SPS	$102.52	3,802	3,594	373	413	19%	11%	68%	69%	28%	29%	9.6x	8.7x	34.7x	29.6x
E2open	$12.19	2,564	3,300	361	400	N.A.	11%	67%	67%	33%	30%	9.1x	8.3x	27.6x	27.1x
Median		**3,802**	**3,594**	**373**	**413**	**13%**	**11%**	**67%**	**69%**	**28%**	**29%**	**13.5x**	**10.5x**	**33.5x**	**29.6x**

Source: Company Filings, Company Projections, Capital IQ, Thomson Consensus Estimates, Wall Street Broker Research

Notes
1. Market data and Thomson Consensus estimates as of 6/24/2021
2. Annie's FY(Jan) treated as CY(Dec) of previous year (e.g. FY22(Jan) = CY21(Dec))
3. Current Annie Equity Value applies current Class A share price to all Class A and Class B shares
4. Management Case received from Company on 4/6/2021
5. Annie Street Case calculated as mean of broker estimates, as of 6/24/2021
6. EBITDA multiples greater than 50.0x shown as N.M.

PROJECT ANNIE

SUPPLEMENTARY MATERIALS 28

Morgan Stanley

Pending Updated Capitalization from Company

Confidential Draft – Subject to Revision

Annie Capitalization Summary

Annie Capitalization

$MM, except per share metrics

Class A Common Stock Outstanding (MM)	17.382
Class B Common Stock Outstanding (MM)	3.330
Basic Total Shares Outstanding (MM)	20.712

Dilution	Shares (MM)	Weighted Strike	Proceeds	Additional Shares
SAR Class A Tranche 1	0.000	$11.81	0.000	0.000
SAR Class A Tranche 2	0.160	$22.18	3.549	0.112
SAR Class A Tranche 3	0.160	$26.11	4.178	0.103
SAR Class A Tranche 4	0.160	$19.12	3.059	0.118
SAR Class A Tranche 5	0.190	$31.65	6.014	0.108
SAR Class A Tranche 6	0.190	$53.50	10.165	0.052
SAR Class B Tranche 1	0.030	$16.07	0.482	0.023
SAR Class B Tranche 2	0.030	$21.25	0.638	0.021
SAR Class B Tranche 3	0.030	$18.80	0.564	0.022
SAR Class B Tranche 4	0.000	$10.50	0.000	0.000
RSUs + PSUs	0.999	$0.00	0.000	0.999

Annie Current Price	$73.63
Fully Diluted Shares Outstanding (MM)	22.272
Fully Diluted Equity Value	**$1,640**
(-) Total Cash	$153
(+) Short-term Debt	$1
(+) Long-term Debt	$14
Fully Diluted Aggregate Value	**$1,501**

Source: Company Filings, Capital IQ

Notes

1. Market data as of 6/24/2021
2. Equity Value calculation applies one share price to all Class A and Class B shares; current Equity Value applies current Class A share price to all Class A and Class B shares
3. Common shares outstanding as of 5/31/2021 per FQ1'22 10-Q; RSUs, PSUs, and SARs outstanding as of 6/9/2021 per Company management; cash and debt balances as of 4/30/2021 per FQ1'22 10-Q (debt balance includes note payable for FTZ Corp acquisition); cash balance excludes impact from dividend declared on 6/22/2021 and payable on 7/13/2021

PROJECT ANNIE SUPPLEMENTARY MATERIALS 29

PROJECT ANNIE Confidential Draft – Subject to Revision SAR Class A Tranche Ending Outstanding Price Proceeds Additional Shares (MM) Tranche 1 0 $11.81 0 0.000 Tranche 2 160,000 $22.18 3,548,800 0.112 Tranche 3 160,000 $26.11 4,177,600 0.103 Tranche 4 160,000 $19.12 3,059,200 0.118 Tranche 5 190,000 $31.65 6,013,500 0.108 Tranche 6 190,000 $53.50 10,165,000 0.052 SARs Class A 0.494 SAR Class B Tranche Ending Outstanding Price Proceeds Additional Shares (MM) Tranche 1 30,000 $16.07 482,100 0.023 Tranche 2 30,000 $21.25 637,500 0.021 Tranche 3 30,000 $18.80 564,000 0.022 Tranche 4 0 $10.50 0 0.000 SARs Class B 0.067 SAR Subtotal 0.561 RSUs + PSUs Ending Outstanding Price 998,843 $0.00 RSU + PSU Subtotal 0.999 Total 1.560 Annie Detailed Capitalization Source: Company Filings, Capital IQ Notes 1. Exercised proceeds based off of market price as of 6/24/2021 2. Equity Value calculation applies one share price to all Class A and Class B shares; current Equity Value applies current Class A share price to all Class A and Class B shares 3. RSUs, PSUs, and SARs outstanding as of 6/9/2021 per Company management SUPPLEMENTARY MATERIALS 30 Pending Updated Capitalization from Company Morgan Stanley ...____ _____ I L---1 _ _____.

PROJECT ANNIE Confidential Draft – Subject to Revision CY2020A CY2021E CY2022E CY2023E CY2024E CY2025E CY2026E CY2027E CY2028E CY2029E CY2030E Revenue 308335363403456527622712788844874 % Growth 8.9%8.5% 10.8% 13.2% 15.6% 18.0% 14.4% 10.8%7.1%3.5% EBIT 25293847597698121145166184 % Margin 8.0%8.8% 10.4% 11.7% 13.0% 14.4% 15.7% 17.0% 18.3% 19.7% 21.0% SBC (Cash-equivalent Cost) (14)(16)(18)(18)(21)(24)(28)(32)(35)(38)(39) % of Revenue (4.4%) (4.8%) (4.9%) (4.5%) (4.5%) (4.5%) (4.5%) (4.5%) (4.5%) (4.5%) (4.5%) Interest Income, net (2)0000000000 Pre-tax Income 14202939527089109128144 Pre-TCJA Tax Reform NOLs Beginning NOL Balance 14 000000000 NOLs Used (14)(0)00000000 Ending NOL Balance 14 0000000000 Post-TCJA Tax Reform NOLs Beginning NOL Balance 2424 80000000 NOLs Created 0000000000 NOLs Used 0(16)(8)0000000 Ending NOL Balance 2424 800000000 Tax Rate 12.5% 26.3% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% Cash Tax Benefit 02420000000 31 NOL Valuation – Street Case Extrapolations Approved for Use by Morgan Stanley by Annie Management Street Case Notes 1. Annie’s FY(Jan) treated as CY(Dec) of previous year (e g. FY22(Jan) = CY21(Dec)) 2. Annie Street Case calculated as mean of broker estimates, as of 6/24/2021; Street Case extrapolations prepared by Morgan Stanley beginning in CY2023E and reviewed and approved for use by Morgan Stanley by Company management on 6/24/2021 (2) SUPPLEMENTARY MATERIALS Morgan Stanley I -------------- .. I I I L--------------

PROJECT ANNIE Confidential Draft – Subject to Revision CY2020A CY2021E CY2022E CY2023E CY2024E CY2025E CY2026E CY2027E CY2028E CY2029E CY2030E Revenue 3083363734214915847078249249971,032 % Growth 9.2% 10.8% 13.1% 16.6% 18.9% 21.0% 16.6% 12.2%7.9%3.5% EBIT 2529314568101138164188206217 % Margin 8.0%8.5%8.3% 10.7% 13.9% 17.3% 19.5% 19.9% 20.3% 20.6% 21.0% SBC (Cash-equivalent Cost) (14)(17)(17)(19)(21)(23)(25)(30)(33)(36)(37) % of Revenue (4.5%) (5.0%) (4.7%) (4.6%) (4.4%) (4.0%) (3.6%) (3.6%) (3.6%) (3.6%) (3.6%) Interest Income, net (2)0112222222 Pre-tax Income 1214274880115137157172182 Pre-TCJA Tax Reform NOLs Beginning NOL Balance 14 200000000 NOLs Used (12)(2)00000000 Ending NOL Balance 14 2000000000 Post-TCJA Tax Reform NOLs Beginning NOL Balance 242412 0000000 NOLs Created 0000000000 NOLs Used 0(11)(12)0000000 Ending NOL Balance 242412 00000000 Tax Rate 45.3% 27.9% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% Cash Tax Benefit 05430000000 32 NOL Valuation – Management Case Management Case Extrapolation Approved for Use by Annie Mgmt Notes 1. Annie’s FY(Jan) treated as CY(Dec) of previous year (e g. FY22(Jan) = CY21(Dec)) 2. Management Case received from Company on 4/6/2021. Extrapolations prepared by Morgan Stanley beginning in CY2027E and reviewed and approved for use by Morgan Stanley by Company on 6/24/2021 (2) SUPPLEMENTARY MATERIALS Morgan Stanley -----------------------, I I ~----------------------'

PROJECT ANNIE Confidential Draft – Subject to Revision WACC Calculation Low Base High Market Risk Premium 6.0% 6.0% 6.0% Barra Predicted Beta 1.09 1.09 1.09 Risk Free Rate - 10-Year Spot as of 06/24/21 1.5% 1.5% 1.5% Sensitivity Adjustment (1.0%) 0.0% 1.0% Cost of Equity 7.1% 8.1% 9.1% Equity / Total Capitalization 99.1% 99.1% 99.1% Pre-Tax Cost of Debt 4.3% 4.3% 4.3% Tax Rate 25.0% 25.0% 25.0% After-Tax Cost of Debt (2) 3.2% 3.2% 3.2% Total Debt ($MM) (3) 15 15 15 Total Capitalization 1,654 1,654 1,654 Total Debt / Total Capitalization 0.9% 0.9% 0.9% WACC 7.0% 8.0% 9.0% 1.09 0.40 0.50 0.60 0.70 0.80 0.90 1.00 1.10 1.20 Jun-20 Sep-20 Dec-20 Mar-21 Jun-21 Annie WACC Calculation Notes 1. Barra Beta per Capital IQ as of 6/24/2021 2. Pre-tax cost of debt based on most the fixed interest rate on Annie’s most recent loan; tax rate based on Annie’s marginal tax rate as provided by Company management 3. Debt balances as of 4/30/2021 per FQ1’22 10-Q (debt balance includes note payable for FTZ Corp acquisition) 33 Predicted Beta LTM SUPPLEMENTARY MATERIALS Morgan Stanley

PROJECT ANNIE Confidential Draft – Subject to Revision Legal Disclaimer © Morgan Stanley and/or certain of its affiliates. All rights reserved. 34 We have prepared this document solely for informational purposes. You should not definitively rely upon it or use it to form the definitive basis for any decision, contract, commitment or action whatsoever, with respect to any proposed transaction or otherwise. You and your directors, officers, employees, agents and affiliates must hold this document and any oral information provided in connection with this document in strict confidence and may not communicate, reproduce, distr bute or disclose it to any other person, or refer to it publicly, in whole or in part at any time except with our prior written consent. If you are not the intended recipient of this document, please delete and destroy all copies immediately. 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